Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-255194) pertaining to the 2021 Stock Option and Incentive Plan and the 2021 Inducement Plan of Gemini Therapeutics, Inc., and

(2)
Registration Statement (Form S-8 No. 333-260243) pertaining to the 2021 Employee Stock Purchase Plan of Gemini Therapeutics, Inc.;

of our report dated March 10, 2022, with respect to the consolidated financial statements of Gemini Therapeutics, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young LLP Boston, Massachusetts
March 10, 2022